SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 4, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New Credit Facility

On April 4, 2006, American Greetings Corporation (“American Greetings”) entered into a new $650 million Credit Agreement (the “Credit Agreement”), dated April 4, 2006, among various lending institutions party thereto (the “Lenders”), National City Bank, as the global agent, joint lead arranger, joint bookrunner, swing line lender, LC Issuer and collateral agent, UBS Securities LLC, as joint lead arranger, joint bookrunner and syndication agent, and KeyBank National Association, JPMorgan Chase Bank, N.A., and LaSalle Bank National Association, as documentation agents.

Pursuant to the terms of the Credit Agreement, American Greetings and certain additional foreign subsidiary borrowers that may become parties to the Credit Agreement from time to time may borrow, repay and re-borrow up to $350 million under a revolving credit facility. The revolving credit facility includes a $95 million Canadian subfacility and also allows American Greetings to borrow from time to time in Euros, British pounds, Australian dollars, New Zealand dollars and Yen. Under the Credit Agreement, American Greetings may also borrow up to $300 million under a multiple draw term loan facility under which it may request one or more term loans until April 4, 2007. The obligations under the Credit Agreement are guaranteed by American Greetings’ material domestic subsidiaries (the “Guarantors”) and are secured by substantially all of the personal property of American Greetings and each of the Guarantors, including a pledge of all of the capital stock or other equity interests in substantially all of American Greetings’ domestic subsidiaries and 65% of the capital stock or other equity interest in American Greetings’ material first tier foreign subsidiaries. The revolving loans will mature on April 4, 2011, and the term loans will mature on April 4, 2013. Each term loan will amortize in equal quarterly installments equal to .25% of the amount of such term loan, beginning on April 4, 2007, with the balance payable on April 4, 2013. The proceeds of the borrowings under the Credit Agreement may be used (i) to refinance existing indebtedness, (ii) to make share repurchases from shareholders, (iii) to fund capital expenditures, (iv) to provide working capital, (v) to fund permitted acquisitions, and (vi) for other general corporate purposes. The Credit Agreement replaces the 2004 Credit Agreement described below under Item 1.02.

Term loans under the Credit Agreement will bear interest at a rate per annum based on either the London Inter-Bank Offer Rate (“LIBOR”) plus 150 basis points or based on the alternate base rate plus 25 basis points. The alternate base rate (“ABR”) is the higher of National City Bank’s prime rate or the federal funds effective rate plus 0.50%. Revolving loans that are denominated in US dollars will bear interest at a rate per annum based on the then applicable LIBOR or ABR rate, in each case, plus margins adjusted according to American Greetings’ leverage ratio. Revolving loans that are denominated in Canadian Dollars will bear interest at a rate based on the greater of (i) the annual rate of interest established from time to time by the Canadian Administrative Branch of the global agent as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (ii) the annual rate of interest based on the Canadian Dollar Offer Rate (“CDOR”) plus 0.50% per annum, and in each case plus margins adjusted according to American Greetings’ leverage ratio. Revolving loans denominated in a designated foreign currency will bear interest at a rate to be based on the offered rate for deposits in the applicable designated foreign currency plus margins adjusted according to American Greetings’ leverage ratio. Swingline loans will bear interest at a quoted rate agreed upon by American Greetings and the swingline lender.

The Credit Agreement contains certain restrictive covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, compliance with laws, preservation of existence, maintenance of books and records, use of proceeds, maintenance of properties and insurance, and limitations on liens, dispositions, issuance of debt, investments, payment of dividends, repurchases of capital stock, acquisitions, and transactions with affiliates. There are also financial covenants that require American Greetings to maintain a maximum leverage ratio (consolidated indebtedness minus unrestricted cash over consolidated EBITDA), and a minimum interest coverage ratio (consolidated EBITDA over consolidated interest expense). The Credit Agreement also requires American Greetings to make certain mandatory prepayments of outstanding indebtedness using the net cash proceeds received from certain dispositions, events of loss and additional indebtedness that American Greetings may incur from time to time.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and change of control. Upon the occurrence and during the continuance of an event of default, the global agent upon the request of the requisite number of Lenders is required to declare all amounts owing under the Credit Agreement to be immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and/or exercise any and all remedies and other rights under the Credit Agreement.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to American Greetings, including letters of credit, depository and account processing services, for which American Greetings has paid and intends to pay customary fees. Also, certain of the Lenders were a party to the 2004 Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Securitization Agreement

American Greetings maintains an accounts receivable securitization financing program that provides for up to $200 million of financing and that is secured by certain trade accounts receivable. Under the terms of the program, American Greetings transfers receivables to a wholly owned consolidated subsidiary that in turn utilizes the receivables to secure borrowings through a credit facility with certain financial institutions. On April 4, 2006, American Greetings reduced the size of its receivable program by amending its Receivables Purchase Agreement, dated as of August 2, 2004, among American Greetings, AGC Funding Corporation, Market Street Funding Corporation, PNC Bank, National Association, Fifth Third Bank, Liberty Street Funding Corp. and the Bank of Nova Scotia to reduce the size of the available financing from $200 million to $150 million. In connection with reduction of the size of the available financing, the amendment also removed Fifth Third Bank as a participate in the program and as a party to the Receivables Purchase Agreement.

Certain of the institutions that are parties to the Receivables Purchase Agreement and their affiliates have provided, from time to time, and may continue to provide, commercial banking, financial and other services to American Greetings, including letters of credit, depository and account processing services, for which American Greetings has paid and intends to pay customary fees.

The foregoing description of the amendment to the Receivables Purchase Agreement is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 10.3, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection and simultaneously with the execution of the Credit Agreement, on April 4, 2006, American Greetings terminated its Amended and Restated Credit Agreement dated May 11, 2004, among (i) American Greetings, (ii) National City Bank, as global agent and as collateral agent, and (iii) certain named financial institutions as lenders (the “2004 Credit Agreement”). The 2004 Credit Agreement consisted of a $200 million revolving facility maturing on May 10, 2008, and was secured by the domestic assets of American Greetings (including personal and real property) and a 65% interest in the capital stock of certain of its foreign subsidiaries. The 2004 Credit Agreement contained various restrictive covenants, some of which required that American Greetings meet specified periodic financial ratios, minimum net worth, maximum leverage, and interest coverage. The 2004 Credit Agreement also placed certain restrictions on the ability of American Greetings to incur additional indebtedness, to engage in acquisitions of other businesses, to repurchase its own capital stock and pay shareholder dividends. American Greetings did not incur any termination penalties in connection with the termination of the 2004 Credit Agreement.

Certain of the lenders party to the 2004 Credit Agreement and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to American Greetings, including letters of credit, depository and account processing services, for which American Greetings has paid and intends to pay customary fees.

Item 2.02 Results of Operations and Financial Condition.

On April 6, 2006, American Greetings issued a press release reporting its results for the year ended February 28, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 6, 2006, American Greetings announced that it commenced a cash tender offer for all of its $300 million of outstanding 6.10% senior notes due August 1, 2028 and a consent solicitation to amend the related note indenture. The consent solicitation seeks consents from holders of the notes to eliminate certain restrictive covenants and events of default from the note indenture. American Greetings is undertaking this initiative in an effort to acquire all of the outstanding notes and to increase its financial flexibility.

The tender offer and consent solicitation are subject to the terms and conditions set forth in American Greetings’ Offer to Purchase and Consent Solicitation Statement dated April 6, 2006 (the “Offer to Purchase and Consent Solicitation Statement”) and will expire at 5:00 p.m., New York City time, on May 24, 2006, unless extended.

The purchase price (the “Offer Consideration”) per $1,000 principal amount of notes to be paid for each validly tendered note will be (i) the present value on the Payment Date (as defined below) of $1,000 (the amount payable for the notes on August 1, 2008, the date on which holders may require American Greetings to repurchase the notes (the “Put Date”)) and the present value of all the interest that would be payable on, or accrue from, the last interest payment date until the Put Date, based on the assumption that the notes will be repaid in full on the Put Date, in each case, determined on the basis of a yield (the “Offer Yield”) to the Put Date equal to the sum of (a) the yield to maturity (the “Reference Yield”) on the 3.25% U.S. Treasury Note due August 15, 2008 (the “Reference Security”), as calculated in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on May 22, 2006 (or such time and date as may be extended, such time and date, the “Price Determination Date”), as displayed on the Bloomberg Government Pricing Monitor on Page “BBT5” (the “Reference Page”) or any recognized quotation source, plus (b) 50 basis points (the “Fixed Spread”), minus accrued and unpaid interest from the last interest payment date to, but not including, the date of payment (the “Payment Date”) (the consideration referred to in clause (i) is referred to as the “Total Consideration”), minus (ii) an amount equal to the consent payment, being rounded to the nearest cent per $1,000 principal amount of the notes. Holders that validly tender their notes shall also receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date (the “Accrued Interest”), which is expected to be a date promptly following the date on which American Greetings accepts notes for payment pursuant to the tender offer and the consent solicitation (the “Acceptance Date”). The Acceptance Date is expected to be Wednesday, May 24, 2006, and the Payment Date is expected to be Thursday, May 25, 2006.

A consent payment of $15 per $1,000 of principal amount of notes will be paid on the Payment Date to holders who tender their notes and provide their consents to the proposed indenture amendments at or prior to 5:00 p.m., New York City time, on April 19, 2006. Notes tendered and consents delivered at or prior to 5:00 p.m. on April 19, 2006 may not be withdrawn or revoked after that time. Holders of notes tendered after such date will not receive a consent payment.

The offer is subject to several conditions, including the tender of, and the receipt of consents from holders of, at least 66 2/3% of the aggregate principal amount of the notes, the execution of a supplemental indenture amending the note indenture, the receipt by American Greetings of sufficient gross proceeds from the consummation of a contemplated public offering or private placement of new senior notes, a portion of which proceeds would be used to purchase the notes tendered in the tender offer, and the receipt by American Greetings of the consent of the global agent under the Credit Agreement described above under Item 1.01, and other customary conditions. American Greetings anticipates receiving the consent under the Credit Agreement by the expiration date of the tender offer. American Greetings may amend, extend or terminate the tender offer and consent solicitation at its sole discretion.

This announcement constitutes neither an offer to purchase nor a solicitation of an offer to sell the notes. The tender offer and consent solicitation will be made only pursuant to the Offer to Purchase and Consent Solicitation Statement and related materials, which will be delivered to all note holders. Persons with questions regarding the tender offer and the consent solicitation should contact UBS Securities LLC, the Dealer Manager and Solicitation Agent, at (888) 722-9555 ext. 4210, or Global Bondholder Services Corporation, the Information Agent, at (866) 795-2200.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits.

Exhibit	Description
Exhibit 10.1	Credit Agreement, dated April 4, 2006, among American Greetings Corporation, various lending institutions party thereto, National City Bank, as the global agent, joint lead arranger, joint bookrunner, Swing Line Lender, LC Issuer and collateral agent, UBS Securities LLC, as joint lead arranger, joint bookrunner and syndication agent, and KeyBank National Association, JPMorgan Chase Bank, N.A., and LaSalle Bank National Association, as documentation agents.

Exhibit 10.2	Pledge and Security Agreement, dated as of April 4, 2006, by and among, American Greetings Corporation, each of the domestic subsidiaries of American Greetings Corporation identified therein and National City Bank, as collateral agent.

Exhibit 10.3	Seventh Amendment To Receivables Purchase Agreement, dated as of April 4, 2006, among AGC Funding Corporation, American Greetings Corporation in its individual capacity and as Servicer, PNC Bank, National Association, in its individual capacity, as purchaser agent for Market Street Funding LLC, and as Administrator for each Purchaser Group, Market Street Funding LLC (as successor to Market Street Funding Corporation in its individual capacity, as a Conduit Purchaser and as a Related Committed Purchaser, Liberty Street Funding Corp. (“LSFC”), as a Conduit Purchaser and The Bank of Nova Scotia (“BNS”), as a Related Committed Purchaser and as purchaser agent for itself and LSFC.

Exhibit 99.1	Press Release - Reporting Results for the quarter and year ended February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: April 6, 2006